Exhibit 3.1

State of Delaware
PAGE 1
Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “THE TALBOTS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF OCTOBER, A.D. 1989, AT 4:02 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM “TAL MERGER, INC.” TO “THE TALBOTS, INC.”, FILED THE TWENTY-THIRD DAY OF OCTOBER, A.D. 1989, AT 4:03 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-THIRD DAY OF OCTOBER, A.D. 1989, AT 4:04 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 1989.

CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF NOVEMBER, A.D. 1993, AT 10 O’CLOCK A.M.

Edward J. Freel, Secretary of State
2211360	8100H	AUTHENTICATION: 0456526
001263118		05-24-00

899296135 CERTIFICATE OF INCORPORATION OF TAL MERGER, INC.

FIRST. The name of the corporation is:

TAL Merger, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the corporation has authority to issue is 1,000 shares of Common Stock, and the par value of each of such shares is $1.00.

FIFTH. The name and mailing address of the incorporator is Stephen A. Grant, c/o Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided for in the by-laws of the corporation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 20th day of October, 1989

Stephen A. Grant

899296134 CERTIFICATE OF OWNERSHIP AND MERGER OF THE TALBOTS, INC. INTO TAL MERGER, INC.

Under Section 253 of the General Corporation Law

of the State of Delaware

TAL Merger, Inc. (the “Corporation”) hereby certifies that:

1. The name and the state of incorporation of each of the constituent corporations are as follows:

Name	State of Incorporation
The Talbots, Inc.	Massachusetts
TAL Merger, Inc.	Delaware

and the Corporation is the owner of all of the outstanding shares of capital stock of The Talbots, Inc.

2. On October 23, 1989 the Board of Directors of the Corporation adopted the following resolutions approving the merger of The Talbots, Inc. with and into the Corporation:

RESOLVED, that upon the filing of a certificate of ownership and merger with the Secretary of State of Delaware and of articles of merger with the Secretary of State of the Commonwealth of Massachusetts, The Talbots, Inc., a Massachusetts corporation (“Talbots”) which is a wholly-owned subsidiary of the Corporation, be merged with and into the Corporation in accordance with the provisions of Section 253 of the General Corporation Law of the State of Delaware and Section 82 of the Business Corporation Law of the Commonwealth of Massachusetts.

RESOLVED, that upon effectiveness of the merger contemplated by the preceding resolution, the Corporation shall assume all of the obligations of Talbots and each share of Common Stock of Talbots held by the Corporation shall be cancelled.

RESOLVED, that on the effective date of the merger, the name of the Corporation shall be changed by amending Article First of its Certificate of Incorporation to read as follows:

“FIRST. The name of the corporation is:

The Talbots, Inc.”

3. The Certificate of Incorporation of TAL Merger, Inc. in effect immediately prior to the effective date of the merger shall be certificate of incorporation of the surviving corporation, except that Article First thereof shall be emended, as of the effective date, to read as follows:

“FIRST. The name of the corporation is:

The Talbots, Inc.”

4. The merger shall be effective on the date this Certificate of Ownership and Merger is filed.

IN WITNESS WHEREOF, TAL Merger, Inc. has caused this Certificate of Ownership and Merger to be signed by Takuya Okada, its President, and attested by Stephen A. Grant, its Secretary, on the 23rd day of October, 1989.

TAL MERGER, INC.

By
Takuya Okada, President

Attest:

By
Stephen A. Grant, Secretary

899296133 CERTIFICATE OF OWNERSHIP AND MERGER OF JUSCO MERGER, INC. INTO THE TALBOTS, INC.

Under Section 253 of the General Corporation Law

of the State of Delaware

JUSCO Merger, Inc. (the “Corporation”) hereby certifies that:

1. The name and the state of incorporation of each of the constituent corporations are as follows:

Name	State of Incorporation
The Talbots, Inc.	Delaware
JUSCO Merger, Inc.	Delaware

and the Corporation is the owner of all of the outstanding shares of capital stock of The Talbots, Inc.

2. On October 23, 1989, the Board of Directors of the Corporation adopted the following resolutions approving the merger of the Corporation with and into The Talbots, Inc.:

RESOLVED, that the Corporation be merged, effective at the close of business on October 28, 1989, with and into The Talbots, Inc., a Delaware corporation (“Talbots”) which is a wholly-owned subsidiary of the Corporation, in accordance with the provisions of Section 253 of the Delaware General Corporation Law.

RESOLVED, that upon effectiveness of the merger contemplated by the preceding resolution, each share of Common Stock of Talbots held by the Corporation shall be cancelled and each share of Common Stock of the Corporation held by JUSCO (U.S.A.), Inc., a Delaware corporation and the sole stockholder of the Corporation, shall be converted into one share of Common Stock of Talbots, which shall be the surviving corporation.

3. On October 23, 1989, the merger was approved by the holder of all the outstanding stock of the Company entitled to vote thereon by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

4. The merger shall become effective as of the close of business on October 28, 1989.

IN WITNESS WHEREOF, JUSCO Merger, Inc. has caused this Certificate of Ownership and Merger to be signed by Takuya Okada, its President, and attested by Stephen A. Grant, its Secretary, on the 23rd day of October, 1989.

JUSCO MERGER, INC.

By
Takuya Okada, President

Attest:

By
Stephen A. Grant, Secretary

Certificate of Ownership of THE TALBOTS, INC., a corporation organized and existing under the laws of the State of Delaware, merging JUSCO MERGER, INC., a corporation organized and existing under the laws of the State of Delaware, pursuant to Section 253 of the General Corporation Law of the State of Delaware as received and filed in this office the twenty-third day of October, A.D. 1989 at 4:04 o’clock P.M.

And I do hereby further certify that the aforesaid corporation shall be governed by the laws of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 11/05/1993 722309344 – 2211380

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE TALBOTS, INC.

The Talbots, Inc., a Delaware corporation, hereby certifies as follows:

FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 1,000 shares of Common Stock of the par value of $1.00 per share to 40,000,000 shares of Common Stock of the par value of $.01 per share so that, as amended, said Article shall read as follows:

“FOURTH. The total number of shares which the corporation shall have authority to issue is 40,000,000 shares of Common Stock, and the par value of each of such shares is $.01.”

and declaring that simultaneously with the effectiveness of said amendment of Article Fourth each of the issued and outstanding shares of Common Stock of the par value of $1.00 per share shall be changed and reclassified into 49,161 shares of Common Stock of the par value of $.01 per share.

SECOND. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the adoption of Article Eighth to the certificate of incorporation of said corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders to the extent permitted under the Delaware General Corporation Law so that said Article Eighth shall read as follows:

“EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.”

THIRD. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, The Talbots, Inc. has caused this certificate to be signed by Arnold B. Zetcher, its President and Chief Executive Officer, and attested by Richard T. O’Connell, Jr., its secretary, on the 5th day of November, 1993.

THE TALBOTS, INC.

By:
Arnold B. Zetcher

Attest:

By:
Richard T. O’Connell, Jr.

State of Delaware Office of the Secretary of State	PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THE TALBOTS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 2000, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Edward J. Freel, Secretary of State
2211360 8100
	AUTHENTICATION:	0467524
001271583
	DATE:	05-31-00

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/26/2000 001271583 – 2211360

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

THE TALBOTS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

The undersigned hereby certify the following:

1. The name of the corporation is THE TALBOTS, INC.

2. The Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 23, 1989. A Certificate of Amendment of the corporation was filed with the Secretary of State of the State of Delaware on November 5, 1993.

3. Article FOURTH of the Certificate of Incorporation is hereby amended as follows to increase the number of shares from the presently authorized 40 million shares of Common Stock, par value $.01 per share, to 100 million shares of Common Stock, par value $.01 per share.

FOURTH: The total number of shares which the corporation shall have authority to issue is 100 million shares of Common Stock, and the par value of each such share is $.01.

4. The foregoing amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the corporation and by vote of the holders of a majority of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, we have subscribed this document on May 25, 2000, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Edward L. Larsen, Senior Vice President, Finance and Chief Financial Officer

Richard T. O’Connell, Jr., Secretary

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

THE TALBOTS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

The undersigned hereby certify the following:

1. The name of the corporation is THE TALBOTS, INC.

2. The Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 23, 1989. Certificates of Amendment of the corporation were filed with the Secretary of State of the State of Delaware on November 5, 1993 and also on May 26, 2000.

3. Article FOURTH of the Certificate of Incorporation is hereby amended as follows to increase the number of shares from the presently authorized 100 million shares of Common Stock, par value $.01 per share, to 200 million shares of Common Stock, par value $.01 per share.

FOURTH: The total number of shares which the corporation shall have authority to issue is 200 million shares of Common Stock, and the par value of each such share is $.01.

4. The foregoing amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the corporation and by vote of the holders of a majority of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, we have subscribed this document on May 24, 2001, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

EDWARD L. LARSEN

Edward L, Larsen, Senior Vice
President, Finance and Chief Financial Officer

RICHARD T. O’CONNELL

Richard T. O’Connell, Jr., Secretary

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